Exhibit 99.1

Magnolia Solar to Participate in Two Panel Discussions on Clean Energy and Photovoltaics at the College of Nanoscale Science and Engineering

Magnolia Solar Corporation (OTC: MGLT) (Woburn and Albany) ("Magnolia Solar") announced today that its wholly owned subsidiary, Magnolia Solar, Inc., has been invited by the College of Nanoscale Science and Engineering (CNSE) and CNSE’s Incubators for Collaborating & Leveraging Energy and Nanotechnology (iCLEAN) to participate in an invitation-only, roundtable discussion on Tuesday, February 22, 2011.  The meeting will be attended by senior executives from the New York State Energy Research and Development Authority (NYSERDA), including President and Chief Executive Officer Frank Murray and Vice President for Technology and Strategic Planning Janet Joseph.

Magnolia Solar has also been invited to be on a panel of experts for the Tech Valley Energy Forum on Photovoltaics on February 24, 2011, in an event organized by CNSE’s Energy & Environmental Technology Applications Center (E2TAC).

Dr. Yash R. Puri, Executive Vice President and CFO, will participate in the iCLEAN roundtable discussion and will be one of the expert panelists at the E2TAC Forum on Photovoltaics. Magnolia Solar is receiving support from NYSERDA and is working with faculty and scientists at CNSE, where its research and development operation is based, and Rensselaer Polytechnic Institute (RPI), to develop high efficiency, nanostructure based thin film solar cells.

Dr. Puri stated, “We are committed to growing in New York’s Capital Region, leveraging the world-class technological and intellectual infrastructure at CNSE’s Albany NanoTech Complex. We are pleased to participate in these two events to develop and promote the use of clean, renewable energies in the United States. Photovoltaics is the only truly scalable renewable energy technology. Our close collaborations with CNSE, our excellent relations with NYSERDA, and ongoing work with nearby universities allow us to capitalize on our innovations and help us expand our business.”

About Magnolia Solar Corporation: Based in Woburn, MA and Albany, NY, Magnolia Solar was founded in 2008 to develop and commercialize revolutionary new thin film solar cell technologies that employ nanostructured materials and designs.  Both higher current and voltage outputs are expected from thin film solar cells that combine Magnolia’s exclusive material structures with advanced optical coatings.  Magnolia’s technology has the ability to capture a larger part of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell's efficiency, thereby reducing the cost per watt.  Magnolia Solar technology targets electrical power generation applications, such as power for electrical grids and distributed power applications ranging from commercial and residential lighting to specialized military applications.

For more information, please visit www.MagnoliaSolar.com, or visit us on Facebook, Twitter, You Tube, or LinkedIn.

Forward-Looking Statements: This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact:

Hanover Financial Services
Ronald J. Blekicki
info@hanoverfinancialservices.com
303-494-3617